EXHIBIT 99.1
                                                                    ------------

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Plan Administrator
Midwest Banc Holdings, Inc.
  401(k) Plan and Trust
Melrose Park, Illinois


     We consent to the incorporation by reference of our report dated May 31, 2001 on the Midwest Banc Holdings, Inc. 401(k) Plan and Trust (the "Plan") 2000 financial statements included in the Form 11-K of the Plan for the year ended December 31, 2000 into the Registration Statement on Form S-8 filed with the Securities and Exchange Commission for the Plan.




                                                  Crowe, Chizek and Company LLP

Oak Brook, Illinois
June 28, 2001